As filed with the Securities and Exchange Commission on December 17, 1998

                                                Registration No. 333-





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933



                          CORGENIX MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)




               Nevada                                  93-1223466
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                Identification Number)


                               12061 Tejon Street
                           Westminster, Colorado 80234
                                (303) 457-4345
   (Address,     including zip code, and telephone number,  including area code, of registrant's principal executive offices)

                          Employee Stock Purchase Plan
                            Stock Compensation Plan
                              (Full title of plan)



       Douglass T. Simpson                              With a copy to:
            President                              Lester R. Woodward, Esq.
       12061 Tejon Street                         Davis, Graham & Stubbs LLP
   Westminster, Colorado 80234                    370 17th Street, Suite 4700
         (303) 457-4345                             Denver, Colorado  80202

           (Name, address, including zip code, and telephone number, including area code, of agent for service)





                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
                                          Proposed   Proposed
Title of each class                        maximum   maximum     Amount of
         of             Amount to be      offering   aggregate  registration
  securities to be       registered       price per  offering       fee
     registered                           share(1)    price(1)
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

Common Stock ($.001    500,000 shares      $0.435    $217,500       $61
par value)
-----------------------------------------------------------------------------

(1)Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the bid and asked price of the Company's Common Stock on December 15, 1998 as reported on the OTC Bulletin Board(R).




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                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.    Incorporation of Documents by Reference.

      The following documents filed or to be filed by Corgenix Medical Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

      (a) The Company's Amendment No. 1 to its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, filed with the Commission on October 28, 1998.

      (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998, filed with the Commission on November 16, 1998.

      (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10-SB/A-2, filed with the Commission on November 3, 1998.

      (d) All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold.

      Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.    Description of Securities.

      Not applicable.

5. Interests of Named Experts and Counsel.

      Not applicable.





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


6. Indemnification of Directors and Officers.

      The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and agents to the fullest extent not prohibited by Nevada law. The Company has also entered into indemnification agreements with each of its directors and officers. The Company is also empowered under its Bylaws to purchase insurance on behalf of any person it is required or permitted to indemnify.

      In addition, the Company's Articles provide that the Company's directors will not be personally liable to the Company or any of its stockholders for damages for breach of the director's fiduciary duty as a director or officer involving any act or omission of any such director or officer. Each director will continue to be subject to liability for breach of the director's fiduciary duties to the Company for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Nevada corporate law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws.

      There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

7.    Exemption from Registration Claimed.

      Not applicable.

8.    Exhibits

      4.1   Certificate of Incorporation of the Company.1/

      4.2   Restated Bylaws of the Company.1/

      4.3   Form of Common Stock Certificate of the Company.1/

      5.1 Opinion and Consent of Davis, Graham & Stubbs LLP.

     23.1 Consent of Davis, Graham & Stubbs LLP (included in Exhibit 5.1).

     23.2 Consent of KPMG Peat Marwick LLP.

     24.1 Power of Attorney (included in signature page).


9.    Undertakings

      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2)


-------------------
1/    Filed previously as an Exhibit to the Company's  Registration Statement on
      Form  10-SB,   as  filed  with  the  Commission  on  June  29,  1998,  and incorporated herein by reference.

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


that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on the 16th day of December, 1998.

                                       CORGENIX MEDICAL CORPORATION


                                       By:_/S/ Dr. Luis R. Lopez__
                                          Dr. Luis R. Lopez
                                          Chairman of the Board

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Luis R. Lopez and Douglass T. Simpson, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signatures                   Title                       Date


/S/ Luis R. Lopez, M.D.      Chairman of the Board,      December 16, 1998
___________________          Chief Executive Officer
Luis R. Lopez, M.D.          and Director (principal
                             executive officer)

/S/ Douglass T. Simpson      President (principal        December 16, 1998
___________________          financial and accounting
Douglass T. Simpson          officer) and Director


/S/ Brian E. Johnson         Director                    December 16, 1998
-------------------
Brian E. Johnson


/S/ Alev Lewis               Director                    December 16, 1998
-------------------
Alev Lewis

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




                                  EXHIBIT INDEX

Exhibit                                                           Sequential
  No.       Description                                           Page No.

5.1         Opinion and Consent of Davis, Graham & Stubbs LLP.

23.1 Consent of Davis, Graham & Stubbs LLP (included in Exhibit 5.1).

23.2        Consent of KPMG Peat Marwick LLP.

24.1 Power of Attorney (included in signature page).



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